STOCK PURCHASE AGREEMENT
                                      Among
          NATIONAL HEALTH CARE TECHNOLOGY, INC., a Colorado Corporation
           SOON TO BE KNOWN AS BRIGHTON OIL, INC., Nevada Corporation
                                  ("PURCHASER")
                                       And
                       CASTLE OIL AND GAS, LLC ("SELLER")


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This STOCK PURCHASE  AGREEMENT,  is made as of August 24, 2006 (the Agreement"), between National Health Care Technology, Inc., a Colorado Corporation soon to be known as Brighton Oil, Inc., a Nevada corporation, ("Brighton" or "Purchaser"), and Castle Oil and Gas, LLC, a Colorado Limited Liability Company, (Castle).

         WHEREAS, the respective Boards of Directors of the Purchaser and the unanimous consent of the Members of the Seller have approved the terms of this Agreement and of the transactions contemplated hereby; and

          WHEREAS, Seller desires to sell all of the membership interest of Seller, and

         WHEREAS, the Seller and Purchaser desire to set forth the terms of the agreement in connection with the transactions provided for herein; and

         WHEREAS,   the  Initial  Closing   (Closing  #1)  of  the  transactions
contemplated by this Agreement will take place upon the execution of this Agreement;

         NOW, THEREFORE, in consideration of the promises and representations, warranties and agreements herein contained, the parties hereto agree as follows:


                             ARTICLE 1 - DEFINITIONS

Definitions. As used herein, the following terms shall have the following meanings:

          "Agreement" has the meaning specified in the introductory paragraph above.

         "Ancillary Documents" as to any Person means all agreements, releases, certificates and other documents contemplated by this Agreement to be entered into or executed by such Person; and where a reference to a Person is made in conjunction with a reference to "Ancillary Documents," the term shall refer only to such documents which such Person has entered into or executed.

         "Closing" has the meaning specified in Section 3.01 hereof.

         "Closing Date" has the meaning specified in Section 3.01 hereof.

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         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock of the Seller.

         "Damages" has the meaning specified in Section 6.02 hereof.

         "Governmental Entity" has the meaning specified in Section 4.02 hereof.

         "Knowledge" means, with respect to any Person, (i) actual knowledge of such Person (including the actual knowledge of the officers, directors and key employees of such Person) and (ii) actual knowledge that could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs in light of the circumstances.

         "Laws" means all applicable common law and any statute, law, code, ordinance, regulation, rule, resolution, order, determination, writ, injunction, award (including, without limitation, any award of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof.

         "Person" means a natural person, corporation, partnership or other business entity, or any Governmental Entity.

         "Purchaser" has the meaning specified in the introductory paragraph above.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" has the meaning specified in the introductory paragraph above.

         "Tax" and "Taxes" shall mean all federal, state, local and foreign property, sales and use, payroll, withholding, franchise and income taxes and all assessments, rates, levies, fees and other governmental charges, including any interest and penalties in respect of such amounts.

                           ARTICLE 2 - PURCHASED STOCK

         2.01 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement and in reliance upon Seller's representations and warranties contained herein, at Closing, Seller shall, convey, assign, transfer and deliver, and Purchaser shall acquire 100% of the issued and outstanding memberships of the company for a price of Two Million Dollars ($2,000,000). The price shall be paid in free trading stock at a value of One Dollar per share.

         2.02. Purchase Price. The Purchase price shall be for the sum of $2,000,000, which will be paid in accordance with Section 2.01 above. It is agreed that Seller will transfer all of the issued and outstanding membership

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interests of the company in exchange for Two Million shares of Brighton Oil Inc.
That stock in Brighton is valued at One Dollar per share and the shares are free trading.

                   ARTICLE 3 - THE CLOSING; ACQUISITION PRICE

         3.01 Closing. The closing (Closing #2) shall consist of Seller obtaining their shares and Purchaser obtaining their membership interests in the transaction. It is agreed that the closing (Closing #2) shall occur on or before November 30, 2006. It is the sole right of the Seller to determine prior to close (Closing #2) if the shares which are being tendered to Seller are sufficient in value to close the purchase.

         3.02 Closing #2. Castle Oil and Gas, LLC owns the website (URL) www.castleoilandgas.com . It shall continue to host, own, control and maintain, at its current level of service, this website until closing #2. BRIGHTON OIL INC. may suggest changes to the website prior to closing #2, but changes to the website shall be in the sole discretion of Castle Oil and Gas, LLC until closing #2. At the time of closing #2, the ownership of the domain will be transferred to BRIGHTON OIL INC. by registration with an international domain registrar of BRIGHTON OIL INC. choosing. The IT resources to complete this transition will be provided by Castle Oil and Gas, LLC, with a maximum of 10 hours of IT labor. Castle Oil and Gas, LLC will transfer all its outstanding membership interests to BRIGHTON OIL INC. at closing #2. Castle Oil and Gas, LLC represents that all of its outstanding and authorized memberships are owned by Dana Veitch, Christopher T. Sayre and Steven W. Hickox, one third, one third and one third. At closing #2 BRIGHTON OIL INC. shall transfer to Castle Oil and Gas, LLC $2,000,000.00 worth of "free trading stock." The decision on whether to conduct closing #2 shall be in the sole discretion of Castle Oil and Gas, LLC.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller hereby represents and warrants to Purchaser as follows:

         4.01 Organization, Good Standing and Foreign Qualification. Seller is a Colorado limited liability company duly formed and validly existing and in good standing under the laws of. Seller or its Subsidiaries are duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Sellers.

         4.02 Authority Relative to Agreements. Subject to Seller's receipt of members approval ("Members Approval") for the sale of Shares in the Second Closing, Seller has the requisite corporate power and authority to enter into this Agreement and all Ancillary Documents, and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and each


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Ancillary Document, and the consummation of the transactions provided for herein and therein, have been duly authorized by the unanimous consent of the Members of Seller and does not violate any provision of the respective Articles of Organization or Operating Agreement of Seller or its Subsidiaries. The execution by Seller of this Agreement and each Ancillary Document, and, subject to the receipt of Members Approval, the consummation of the transactions provided for hereby and thereby, will not conflict with or effect a breach, violation, default, or cause an event of default, under any mortgage, lease, or other material agreement or instrument, or any statute, regulation, order, judgment or decree to which Sellers are a party or by which they are bound, or any law or governmental regulation applicable to Seller, or require the consent of any Person (other than the parties to this Agreement). Without limiting the generality of the foregoing, and except for Seller's receipt of Members Approval and the filing with the SEC and delivery to Seller's Members of the required proxy/information statement, no notices, reports or other filings are required to be made by Seller with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Seller from, any government or governmental, regulatory or administrative authority or agency, domestic or foreign (each, a "Governmental Entity"), in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

         4.03 Tax Matters. To the best Knowledge of Seller, Seller has duly and timely filed all tax returns and reports required to be filed by Seller and its Subsidiaries prior to Closing, except to the extent that any failure or alleged failure to file any Tax return or report would not have a material adverse effect on Seller or the Acquired Assets. All of Sellers' tax returns and reports are true and complete in all material respects. Seller has paid all taxes shown to be due on the aforesaid tax returns and reports.

         4.04. Litigation. There is no prosecution, suit, action, arbitration proceeding or governmental proceeding pending, or to the best Knowledge of Seller, threatened, against or affecting Seller or its Subsidiaries or the transactions contemplated by this Agreement. There is not outstanding against Seller or its Subsidiaries any decision, judgment, decree, injunction, rule or order of any court, arbitrator or Governmental Entity.

         4.05. Brokers. Purchaser shall not have any obligation or liability to pay any fee or other compensation to any Person engaged by Seller in connection with this Agreement and the transactions contemplated hereby.

         4.06. True Copies. All copies of documents delivered or made available to Purchaser in connection with this Agreement are true and correct copies of the originals thereof.

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         4.07.  Compliance with Law.  Seller is in material  compliance with all federal, state and local laws, regulations and ordinances applicable to its business and operations.

         4.08. Intellectual Property. The best Knowledge of Seller, Seller and its Subsidiaries owns, or are licensed or otherwise possess legally enforceable rights to use its Intellectual Property, free and clear of all material encumbrances. Seller does not have any Knowledge and Sellers have not received any notice to the effect that (i) the use of the Intellectual Property may infringe on any intellectual property right or other legally protectable right of another, or (ii) any Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar with the Intellectual Property. Sellers have not granted any license or other right to any other Person with respect to the Intellectual Property. To the best of Sellers' Knowledge, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the or Intellectual Property. Seller is not aware of any reason that would prevent any pending trademark, service mark, copyright, patent or other intellectual property applications required for the use of the Intellectual Property from having registration granted.

         4.09 Disclosure. No representation or warranty by Sellers in, and no document, statement, certificate, schedule or exhibit to be furnished or delivered to Purchaser pursuant to, this Agreement contains or will contain any material untrue or misleading statement of fact or omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading. No press releases, or disclosure will be made by either party to this agreement without the written release from each party to this agreement.


             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller as follows:


         5.01. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on Purchaser.

             ARTICLE 6 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         6.01. Survival of Representations and Warranties of the Parties. Except as provided in Section 6.02 and the tax obligations set forth herein, all representations and warranties made by any party hereto contained in this Agreement or in any Ancillary Document, and the indemnification obligations of each party hereto with respect to representations and warranties, shall survive


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for a period ending two years  following the Closing Date.  Notwithstanding  the foregoing,  the  representations and warranties relating to Section 4.03 hereof,
and  the  indemnity   obligations  with  respect  to  such  representations  and warranties, shall remain operative and in full force and effect until the expiration of the applicable statute of limitations.

         6.02. Indemnification by Purchaser. Purchaser hereby agrees not to indemnify and hold Seller harmless from and against any damages, losses, liabilities, deficiencies, costs and/or expenses (including all reasonable legal fees, expenses and other out-of-pocket costs) (collectively, "Damages") resulting from, arising out of or in connection with or related to the transactions under this Agreement whether or not any such Damages are in connection with any action, suit, proceeding, demand or judgment of a third party (including Governmental Entities).

                      ARTICLE 7 - CONDITIONS TO THE CLOSING

         7.01. Condition to Obligations of Purchaser. The obligations of Purchaser to close the transactions contemplated hereby are subject to the satisfaction of the following condition: The representations and warranties made by Sellers in Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         7.02. Audit Procedures: Closing will occur after Purchaser audits Seller's books under SEC and GAAP guidelines.

                             ARTICLE 8 - THE CLOSING

         At the Closing, the parties shall deliver the following documents and instruments and take the following actions:

         8.01. Closing . Seller shall deliver certificates representing the Shares and Purchaser shall deliver the membership interests which are outlined in this agreement.

         8.02. Transfer of Title. Seller shall deliver the stock which will be transferred to Purchaser upon the close of the transaction..


                        ARTICLE 9 - ADDITIONAL AGREEMENTS

         9.01. Agreements As to Tax Matters. The parties to this Agreement will cooperate fully with each other, in connection with the preparation, signing and filing of tax returns and in any administrative, judicial or other proceeding involving taxes relating to the Acquired Assets.

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         9.02.  Post-Closing  Documents.  The parties hereto will cooperate with one another after Closing and, without any further consideration, will execute and deliver such other documents as shall be reasonably required after the Closing to transfer title to the Shares to Purchaser and to take any other action necessary to carry out the intent and purposes of this Agreement.

         9.03. Notice. Each party shall notify the others of any claim, demand, action, suit or proceeding relating to or arising in connection with, the Shares as soon as practicable after learning of such claim, demand, action, suit, or proceeding.


                         ARTICLE 10 - GENERAL PROVISIONS

         10.01. Expenses. Each party shall pay its own expenses (including legal and accounting costs and expenses) in connection with the negotiation, preparation and consummation of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby.


         10.02. Governing Law; Waiver of Jury Trial. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

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         10.03. Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement or the other Ancillary Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California and, by execution and delivery of this Agreement, the Purchaser hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Seller hereby irrevocably waives, in connection with any such
action  or  proceeding,  any  objection,   including,  without  limitation,  any
objection to the venue or based on the grounds of forum non convenes, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each Seller hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

         10.04. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.


         10.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified mail (return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like notice), or if sent by telecopy to the parties at the following telecopy numbers;

         10.06. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors of Sellers and Purchaser.

         10.07. Final Agreement; Entire Agreement. This Agreement, including any agreements set forth as an annex to any this Agreement, is the final agreement between the parties and constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, whether signed or unsigned, with respect to the subject matter hereof.

         10.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         10.09. Amendment. This Agreement may be amended only by an instrument in writing signed by or on behalf of each of the parties hereto.

         10.10. Preparation of Agreement. Purchaser prepared this Agreement and the Ancillary Agreements solely on its behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by


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this Agreement are fair and  reasonable to such party;  and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.


         IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first written above.


NATIONAL HEALTH CARE TECHNOLOGY, INC., Colorado Corporation
SOON TO BE KNOWN AS BRIGHTON OIL, INC., a Nevada Corporation

By: /s/ Samvel Petrossian
    ----------------------------------
Name:  Samvel Petrossian
Title: CEO

CASTLE OIL AND GAS, LLC

By: /s/ Chris Sayre
    ----------------------------------
Name:  Chris Sayre
Title:  Member

By: /s/ Steven W. Hickey
    ----------------------------------
Name:  Steven W. Hickey
Title:  Member

By: /s/ Dana Veitch
    ----------------------------------
Name:  Dana Veitch
Title:  Member


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